UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2014

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, Mark P. Colonnese, the Executive Vice President, Chief Financial Officer and Secretary of Transgenomic, Inc. (the “Company”) resigned from the Company, effective immediately.

Following Mr. Colonnese’s resignation, effective October 31, 2014, Paul Kinnon, the Company’s President and Chief Executive Officer, was appointed the Company’s Interim Chief Financial Officer (Principal Financial Officer) and Secretary while the Company completes a search for a permanent Chief Financial Officer.

In connection with Mr. Kinnon’s appointment as the Company’s Interim Chief Financial Officer and Secretary, the Company did not: (1) enter into any material plan, contract or arrangement with Mr. Kinnon, (2) enter into any material amendment of any plan, contract or arrangement to which Mr. Kinnon was a party prior to his appointment as the Company’s Interim Chief Financial Officer and Secretary, or (3) grant any award or modify any award granted to Mr. Kinnon prior to his appointment as the Company’s Interim Chief Financial Officer and Secretary.

Effective October 31, 2014, the Company also appointed Leon F. Richards, age 58, as its Chief Accounting Officer. In this role, Mr. Richards will act as the Company’s principal accounting officer. Mr. Richards has served as the Company’s Controller since November 2012. He is an experienced corporate finance executive and certified public accountant, with more than 30 years of experience building and leading financial organizations. Prior to joining the Company as its Controller, Mr. Richards served as Controller and Chief Accounting Officer of Baldwin Technology Company, Inc., a leading global supplier of process automation equipment for the printing and publishing industry, from May 2004 to September 2012.

In connection with Mr. Richards’ appointment as the Company’s Chief Accounting Officer, the Company did not: (1) enter into any material plan, contract or arrangement with Mr. Richards, (2) enter into any material amendment of any plan, contract or arrangement to which Mr. Richards was a party prior to his appointment as the Company’s Chief Accounting Officer, or (3) grant any award or modify any award granted to Mr. Richards prior to his appointment as the Company’s Chief Accounting Officer, except as follows: (i) Mr. Richards’ base salary was increased from $180,000 to $200,000 per year, effective October 31, 2014; (ii) Mr. Richards’ target bonus under the Company’s 2014 Management Incentive Program was increased from 25% of his annual base salary to 35% of his base salary; (iii) on November 4, 2014, Mr. Richards was granted an incentive stock option (the “Option”) to purchase 20,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”); and (iv) on November 4, 2014, Mr. Richards was granted a stock appreciation rights award covering 15,000 shares of Common Stock (the “SAR Award”). The Option and SAR Award were granted under the Company’s 2006 Equity Incentive Plan, as amended, and have an exercise price of $3.15, the closing price of the Common Stock on the date of grant. One third of the shares of Common Stock subject to the Option will vest on each one year anniversary of the date of grant, subject to Mr. Richards’ continued employment with the Company on each such date. Thirty-four percent of the shares of Common Stock subject to the SAR Award will vest on the first anniversary of the date of grant, with the remaining shares vesting ratably over the remaining 24 months, subject to Mr. Richards’ continued employment with the Company on each such date.

Mr. Richards does not have any family relationship with any director or executive officer of the Company and has not been directly or indirectly involved in any transactions with the Company. Mr. Richards was not selected to serve as the Company’s Chief Accounting Officer pursuant to any arrangement or understanding with any person.

Item 8.01. Other Events.

On November 5, 2014, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K regarding the management changes discussed under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Transgenomic, Inc. on November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

Date: November 5, 2014